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                                                                       EXHIBIT 8


                                                                    May 29, 1997



BankBoston Corporation
100 Federal Street
Boston, Massachusetts 02110


          Re:  BankBoston Corporation
               BankBoston Capital Trust III
               Registration Statement
               File No. 333-27229

Dear Sirs:

     We have acted as special tax counsel to BankBoston Corporation, a Massachusetts corporation (the "Corporation") and Sponsor of BankBoston Capital Trust III, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), in connection with a Registration Statement on Form S-3, filed by the Corporation and the Trust on May 16, 1997 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act"), as amended by Amendment No. 1 to the Registration Statement filed with the Commission on May 29, 1997 (as so amended, the "Registration Statement") relating to the registration of the Floating Rate Capital Securities of the Trust (the "Capital Securities"), the Floating Rate Junior Subordinated Deferrable Interest Debentures due _________, 2027 of the Corporation, and a Guarantee of the Corporation with respect to the Capital Securities.

  In rendering our opinion, we have examined an Amended and Restated Declaration of Trust (the "Trust Agreement") of the Trust among the Corporation, as Sponsor of the Trust, The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, and the Administrative Trustees named therein, and have assumed that the Issuer Trustees will conduct the affairs of the Trust in accordance with the Trust Agreement. We hereby confirm the opinions described under the caption "Certain United States Federal Income Tax Consequences" in the prospectus (the "Prospectus") that is part of the Registration Statement. Capitalized terms used herein but not defined have the meanings as provided in the Prospectus.
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     We hereby consent to the use of our name under the caption "Certain United
States Federal Income Tax Consequences" in the Prospectus. The issuance of such a consent does not concede that we are an "Expert" for the purposes of the 1933 Act.


                                    Very truly yours,

                                    /s/ Brown & Wood LLP

                                    BROWN & WOOD LLP



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